UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2020

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2020, Precision BioSciences, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Amended and Restated Investors’ Rights Agreement among the Company and certain of its stockholders and the holders of the 2019 Notes, dated May 25, 2018, as amended (the “Investors’ Rights Agreement”).

The Amendment provides that a Holder’s (as defined in the Investors’ Rights Agreement) rights with respect to registration of Registrable Securities (as defined in the Amendment) expire (i) at such time at which all shares held by such Holder (together with any Affiliate (as defined in the Investors’ Rights Agreement) of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three-month period without registration or volume limitations in compliance with Rule 144 or another similar exemption or (ii) such time at which such Holder is not an Affiliate (as defined in the Investors’ Rights Agreement) of the Company.  The Amendment also amended the definition of “Required Holders” to mean the written consent or affirmative vote of the holders of a majority of the Registrable Securities then outstanding.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to the Amended and Restated Investors’ Rights Agreement among the Company and certain of its stockholders and the holders of the 2019 Notes, dated May 25, 2018, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: February 6, 2020	By:	/s/ Dario Scimeca
Dario Scimeca
General Counsel